Exhibit 99.2
CONSENT OF BTIG, LLC

September 1, 2023

Board of Directors
Western Asset Mortgage Capital Corporation
385 East Colorado Boulevard
Pasadena, CA 91101

Members of the Board of Directors:

We hereby consent to (i) the inclusion of our opinion letter, dated August 8, 2023, to the Board of Directors of Western Asset Mortgage Capital Corporation (“WMC”) as Annex E to the Joint Proxy Statement/Prospectus of WMC and AG Mortgage Investment Trust, Inc. (“MITT”) relating to the proposed merger of WMC with and into AGMIT Merger Sub, LLC, a wholly owned subsidiary of MITT (the “Joint Proxy Statement/Prospectus”), which Joint Proxy Statement/Prospectus forms a part of MITT’s Registration Statement on Form S-4 dated September 1, 2023 (the “Registration Statement”) to which this consent is filed as an exhibit, and (ii) the references to such opinion and to our firm in such Joint Proxy Statement/Prospectus under the headings “The Merger—Background of the Merger,” “The Merger—Recommendation of the WMC Board and Its Reasons for the Merger,” “The Merger—Opinion of WMC’s Financial Advisor, and “The Merger—Certain WMC Unaudited Prospective Financial Information.” Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the aforementioned Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any other amendments or supplements thereto. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, or (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ BTIG, LLC

BTIG, LLC